Exhibit 99.1

                               Corporate & financial news release

SCOTT’S LIQUID GOLD-INC. ANNOUNCES EXTENSION OF DISTRIBUTION FOR BATISTE BRAND PRODUCTS

DENVER, COLORADO – August 12, 2019 – Scott’s Liquid Gold-Inc. and Church and Dwight Co., Inc agreed to extend their distribution agreement for Batiste Brand Products.  Scott’s will continue to distribute all Batiste Products to specialty retailers through December 31, 2020.

Scott’s Liquid Gold CEO Mark Goldstein commented, “Since 2009, Scott’s has helped build the Batiste Brand and the United States market for Dry Shampoo.  We greatly appreciate the opportunity to continue working with the amazing team at Church and Dwight and representing the world’s #1 dry shampoo.”

Note Regarding Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.

Investor Relations Contact:

Kevin Paprzycki, CFO

303.576.6032